N / E / W / S R / E / L / E / A / S / E

July 25, 2013

FOR IMMEDIATE RELEASE
For more information, contact:
David L. Ortega,
First Vice President/Director of Investor Relations
765-378-8937
http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

FIRST MERCHANTS CORPORATION TO PRESENT IN UPCOMING INVESTOR CONFERENCE

First Merchants Corporation (NASDAQ - FRME) today announced that its management will participate in the upcoming Keefe, Bruyette & Woods 2013 Community Bank Investor Conference.

On July 30, 2013, Michael C. Rechin, Chief Executive Officer, and Mark K. Hardwick, Chief Financial Officer, will present at the KBW Community Bank Investor Conference held in New York City on July 30-31, and will participate in meetings with institutional investors during the conference. The investor presentation by First Merchants Corporation is scheduled to begin at 3:30 p.m. EDT on Tuesday, July 30. In order to view the web cast of the presentation, please go to http://wsw.com/webcast/kbw12/frme. A replay of the presentation will be available until October 30, 2013.

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation is comprised of First Merchants Bank, N.A., which also operates as Lafayette Bank & Trust, Commerce National Bank, and First Merchants Trust Company as divisions of First Merchants Bank, N.A. First Merchants Corporation also operates First Merchants Insurance Group, a full-service property casualty, personal lines, and healthcare insurance agency.

First Merchants Corporation's common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company's Internet web page (http://www.firstmerchants.com).

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